Exhibit 4.28

Prana Biotechnology Limited

WORK AUTHORISATION
Reference: WA002 (PBT2-204)

This Work Authorisation is between Prana Biotechnology Limited of Level 2, 369 Royal Parade, Parkville, VIC 3052, Australia (hereinafter “Customer”) and INCResearch Australia Pty Limited ACN 080 425 387 & ABN 67 080 425 387, 124 Lipson Street, Port Adelaide 5015 SA (hereinafter “INC”) and relates to the Master Services Agreement dated 28th September 2011, (the “Master Agreement”). Pursuant to the Master Agreement, INC has agreed to provide certain services in accordance with written work authorisations, such as this one, entered into from time-to-time describing such services.

Study Title:
Randomised, Double-blind, Placebo-controlled, Parallel-group, Phase 2 Study to Evaluate the Effect of One Dose of PBT2 (250mg daily) for 52 Weeks on Aβ Deposition in the Brains of Patients with Mild Alzheimer’s Disease Compared to Placebo and to Evaluate the Safety and Tolerability of PBT2 (250mg daily) for 52 Weeks in Patients with Mild Alzheimer’s Disease

The parties hereby agree as follows:

1. Work Authorisation. This document constitutes a “Work Authorisation” under the Master Agreement and this Work Authorisation and the services contemplated herein are subject to the terms and provisions of the Master Agreement.

2. Services and Payment of Fees and Expenses. The specific services contemplated by this Work Authorisation (the “Services”) and the related payment terms and obligations are set forth in the following attachments, which are incorporated herein by reference:

SCOPE OF WORK	ATTACHMENT 1
PROJECT BUDGET & SCHEDULE OF PAYMENT	ATTACHMENT 2

3. Term. The term of this Work Authorisation shall commence on the 28th September 2011 and shall continue until 31st December 2013, unless this Work Authorisation is terminated in accordance with the Master Agreement or extended by written agreement.

4. Amendments. No modification, amendment, or waiver of this Work Authorisation shall be effective unless in writing and duly executed and delivered by each party to the other.

5. Currency Exchange. All amounts are stated in Australian Dollars (AUD). This will also be the prime currency for invoicing and payment on this project.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

Prana Biotechnology Limited		INCResearch Australia Limited

By:		By:

Name:	Dianne Angus	Name:	Garth Tierney

Title:	Chief Operating Officer	Title:	General Manager

Date:	2 April 2012	Date:	18 April 2012

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

Attachment 1:
SCOPE OF WORK

1.	ASSUMPTIONS-SERVICES

1.1	General Assumptions

GENERAL
Phase	II
Number of Study Sites + Location	3 sites in Melbourne
Number of Subjects Screened	Not Specified
Number of Subjects Randomised	40
Local Study Sponsor - Australia	Prana
SOPs to be Used	INC
CLINICAL
Site Identification	Sites have been identified by Prana
Investigator Meeting (length, location)	1 day meeting in Melbourne
Monitoring Frequency or Total No.	13 one-day visits per site
Visits/Site
Paper or eCRF	Paper
No. CRF pages/Subject	80 pages
% SDV	100
Monitor Location	Melbourne
Project Manager	Prana
SAFETY REPORTING and MEDICAL MONITORING
No. (%) of SAEs Expected	Assume 1
SAEs Initially Reported to...	INC
SAE Reporting to Local Regulatory Authority	INC
Medical Monitor	Prana (INC as back up)
BIOMETRICS
CRF Design	INC
Medical Coding of Adverse Events	MedDra
Medical Coding Medications	WHO Drug
Data Entry	Double DE
Number of Datasets	25
No. of Check Programs per panel	7
Expected Query rate	7 queries per 100 pages
Laboratory data	Central labs: Safety data (electronic) Local labs: None
Exports	2 (draft and final)
Frequency of Reporting	Monthly Data Management Metrics
DSMC requirements	3 (10%, 40%, 70%)
Statistics tasks	Input to Protocol, Randomisation, Statistical Analysis Plan, Statistical Analyses, DSMB, Statistical Text for CSR

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

1.2	Timelines Assumptions

Timelines	Start	End
Start-up	1-Oct-11	10-Oct-11
Recruitment	11-Oct-11	10-Jun-12
Treatment	11-Jun-12	10-Jul-13
Follow-up	11-Jul-13	10-Aug-13
Study Conduct	11-Oct-11	10-Jul-13
Close-out	10-Aug-13	10-Oct-13
Total Duration	1-Oct-11	10-Oct-13

In the event that any of these tasks cannot be completed by the End dates above, INC will notify the Customer immediately, providing:

reasons for the delay;
revised End dates;
any impact on costs; and
where any delay is caused by INC due to factors within their control, the Customer requires INC to show how any lost time can be made up.

The Customer acknowledges that, subject to clause 33, INC and the Customer will meet to agree any additional costs for any delays that INC can establish to, the Customer’s reasonable satisfaction are outside of the control of INC.

1.3	Detailed Transfer of Responsibilities

ACTIVITY	Customer/ Third Party	INC
Study Start-up Activities
Study Sponsorship – Australia	✓
Protocol Development	✓
Approval and Authorisation of Final Protocol	✓
Patient Information Sheet & Consent Template Development	✓
Creation of Study Manual/Monitoring Guidelines		✓
List Trial on Public Register e.g. ANZCTR, Clinicaltrials.gov	✓
Conduct Internal Team Kick-Off Meeting		✓
Investigator/Site Identification	✓
Approval of Final Investigator’s/Sites	✓
Finalise Clinical Trial Agreements	✓
Creation and Collection of Essential Documents		✓
Conduct Pre-study/Site Qualification Visits	NA	NA
Complete Ethics Submissions and Follow-up	✓
Respond to Issues Raised by the Ethics Committee	✓
Regulatory Submissions (CTN)	✓
Import/Export Permit Handling	✓
Investigator’s Meeting
Attend Investigator’s Meeting	✓	✓
Present at Investigator’s Meeting	✓	✓
Organise Investigator’s Meeting	✓

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

ACTIVITY	Customer/ Third Party	INC
Investigational Product (IP)
IP Packaging and Labelling	✓
IP Storage	✓
IP Distribution	✓
IP Accountability		✓
IP Destruction	✓
Site Visits
Site Initiation Visits		✓
Monitoring Visits		✓
Unblinded Monitoring Visits	NA	NA
Close-out Visits		✓
Completion of Visit Reports		✓
Site Management
Site Management		✓
Project Management
Project Management (Local)	✓
Project Tool Development	✓
Create Master Study Files	✓
Maintenance of Master Study Files During Study	✓
Create Investigator In-house and Site Study Files	✓
Maintain In-house Investigator Study Files During Study	✓
Manage and Make Payments to Investigators/Sites	✓
Produce/Distribute Newsletters	✓
Archiving of Study Files Post-study	✓
Safety Reporting & Medical Monitoring
Initial Receipt and Handling of SAEs		✓
Medical Review of SAEs & Narrative Creation		✓
Reporting to Local Regulatory Authority		✓
Follow-up of SAEs		✓
Creation and Distribution of Investigator Notification Letters		✓
Six-monthly SUSAR Line Listings		✓
Annual Update of IB or Annual Safety Report (EU	✓
Medical Monitoring	✓	✓ (back up)
Biometrics
Data Mgt – CRF Design and Development	✓	✓
Data Mgt – CRF Approval	✓
Data Mgt – Database Design and Build		✓
Data Mgt – Database Consistency Check Programming		✓
Data Mgt – Data Validation Manual/Data Management Plan		✓
Data Mgt – Data Entry		✓
Data Mgt – Medical Coding		✓
Data Mgt – Quality Control		✓
Data Mgt – Generation of Data Queries		✓
Data Mgt – Delivery of Clean Verified CRFs to Customer		✓
Statistics – Sample Size Determination	✓

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

ACTIVITY	Customer/ Third Party	INC
Statistics – Input to Protocol	✓
Statistics – Generation of Randomisation Schedule and Provision of Randomisation Envelopes.		✓
Statistics – Statistical Analysis Plan		✓
Statistics – Produce Tables, Figures and Listings		✓
Statistics – Interim Analysis		✓
Statistics – Analysis and Reporting		✓
Medical Writing
Provision of Top Line Data/results 4 weeks post database lock		✓
Provision of draft Clinical Study Report 7 weeks post database lock		✓
Provision of final Clinical Study Report 10 weeks post database lock		✓

Service & Expense Assumptions are as per agreed Proposal and Cost Estimate, version 5, dated 15th September 2011.

Study Start up and Document Management

●	Study training/kick-off/familiarisation is included to train the project team on the following:-
	●	Protocol
	●	Investigators’ Brochure
	●	Therapeutic Area Training (by INC’s Chief Medical Officer whose time is a value add service not charged to our Customers)
	●	SOPs
	●	CRF
	●	Monitoring Guidelines

An internal INC kick-off meeting will be held via teleconference at the beginning of the project for all members of the INC study team.

●	Customer kick-off meeting: The Customer will provide training for the CRA(s)/study team on the following;
●	Study protocol
●	Investigational product
●	CTMS (if applicable)
●	Relevant client procedures or plans
(Amount of time to be discussed and agreed between INC and the Customer).

●
A Study Manual/Monitoring Manual will be produced for this study. This may include explanations of the following, but will vary depending on the Customer’s and the study requirements; applicable SOPs, communication procedures, initiation and monitoring visit procedures and reporting, source document verification (SDV) guidelines, protocol violation procedures, AE and SAE recording, concomitant medication recording, screen failures, withdrawals and early termination visits, investigational product (IP) handling, query resolution.

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

●	Clinical Trial Notification (CTN) Handling – Prana will complete all forms and arrange submission of the regulatory applications to the relevant health authorities Therapeutic Goods Administration.

●	Ethics committee submissions includes Pl/consent customisation, completion of application, coordination of copies, coordination of any follow up required. Prana will be responsible for this task.

●	A 1.5 day Investigator’s meeting is scheduled in 2011, which will be organised by Prana. This will include a session for training the INC team.

●
Limited time has been allocated for the preparation of presentations. This will be a shared responsibility between the Customer and INC. Additional time may be required depending on the nature of the presentations that INC is required to develop.

Study Conduct and Monitoring

●	Study initiation visits include visit preparation, time on site, report completion after visits, follow-up correspondence with sites, post visit document handling and issue resolution.

●	Monitoring Visits

It has been calculated that 39 monitoring days onsite will be required. This calculation is based on 40 patients, 100% SDV and an 80 page CRF. This assumes that it is possible to monitor an average of 85 CRF pages/day. It has been assumed that monitoring visits includes visit preparation, time on site, report completion after visits, follow-up correspondence with sites, post visit document handling and issue resolution.

●
Due to the varying rates of enrolment across sites, the INC Project Manager will have the discretion to reallocate monitoring visits across and between all sites as required. The number of monitoring visits will be assessed on an ongoing basis to determine if more or less monitoring visits are required. This will be discussed and agreed with the Customer on an ongoing basis.

●	Close-out visits includes visit preparation, time on site, report completion after visits, follow-up correspondence with sites, post visit document handling and issue resolution.

●
CRA site management includes: ongoing communications with study sites, regular contacts with site between visits, communications with the Project Manager and the Customer, issue resolution between visits, management of study files and liaison with data management.

Project Management

●	Project Management will be handled by Prana.

●	Teleconferences - It has been assumed that there will be monthly teleconferences for the project team for the period (October 2011 – October 2013).

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

Safety Reporting and Medical Monitoring (Optional Service)

●	SAE reporting process (To be confirmed).

SAEs will be reported directly to INC. INC will then conduct a medical review of the SAE and provide a final report to Prana. INC will be responsible for reporting the SAE to the local regulatory authorities.

●
For the purposes of this proposal, it has been assumed there will be a total of 1 SAE during the course of the trial which is reportable event. There will be 1 SAE Follow up. This provides a unit cost, in the case that there are more SAEs/reportable events and/or follow-ups these will be billed to Prana.

●	The INC Safety Officer will be responsible for the development of a study specific SAE Flow Chart. This will involve liaison with Prana’s Safety Officer or Department.

●	Safety administration – includes familiarisation, set-up, correspondence, tracking, customer liaison, filing, study completion and archiving and has been estimated from October 2011 – July 2013.

●	Investigator notification letters – Includes preparation and oversight

●
The Medical Monitor will be provided by Prana. If required INC can provide a Medical Monitor on a retainer for an additional monthly fee, this will include professional advice in relation to inclusion/exclusion criteria, therapeutic area and review and narrative creation of SAEs.

Data Management

CRF Design
INC will design the CRF using the final protocol and its associated schedules and employing INC’s set of standard pages combined with any example CRF pages provided by the client. Modules of the CRF will be drafted and once agreed will be replicated according to the study visit schedule to form the complete book. When the complete book is assembled navigation prompts will be added to form the final CRF.

The CRFs will be printed as 3 part NCR to provide for original, data management and site copies.

Database Design and Build
A database will be designed employing an annotated CRF which will detail on a blank CRF all database fields, code lists and database structures. This will be presented to the client in PDF format for approval prior to commencement of database build. The design of the database will be to INC internal database standards or CDISC (conversion to be costed).

INC will perform all necessary programming tasks, including developing and testing the database modules, data entry screens and code lists. The database will be maintained until conclusion and archive of the study.

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

Data Validation Manual (DVM)
INC will prepare a Data Validation Manual. This will include detailed descriptions in the following categories, as applicable for the project:

●	CRF tracking and filing guidelines
●	Data entry guidelines
●	Pre-review guidelines
●	List of electronic edit checks to be performed
●	List of self-evident corrections and abbreviations
●	Electronic data integration plan
●	Local safety laboratory data handling procedures
●	Medical coding guidelines
●	Serious adverse event reconciliation guidelines
●	Quality control plan
●	Query reconciliation plan

The Data Validation Manual will be forwarded to the Customer for authorization prior to the commencement of data processing for the study.

Consistency Check Programming
After the Data Validation Manual has been authorized INC will develop the consistency check programs. Programs will check for problems with structural integrity, missing data, the logical consistency of data and the reasonability of data against set upper and lower ranges. In addition, listings will arrange data in convenient order so that cross checks of adverse events and other study data can be conducted as a back up to the CRA’s manual review.

Approximately 140 electronic CRF consistency checks as agreed with the Customer will be programmed. In addition 35 structural checks and manual listings will be programmed as required.

For appropriate checks (specified in the Data Validation Manual), output will be produced in the form of data query forms ready for review by the Clinical Data Associate. For others the output will be in the form of discrepancy listings which will be reviewed in full by the Clinical Data Associate.

All programming will be fully QC’d and validated using data entered into a test database prior to the programs being applied to the production databases.

Data Entry
Prior to data entry the completed CRF pages will be pre-coded (as defined in the data validation guidelines) by INC to allow efficient and timely entry of the data. The data will then be entered into the project database using validated data entry guidelines. The data entry will be via the entry and verification technique. This will involve entry by two independent data entry clerks.

Electronic Data
Electronic data for the study will be identified. For this project safety data is expected.

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

During the database setup process a data transfer specification will be prepared for each electronic source of data. This will describe the agreed format of the data to be transferred, the frequency, the data structure and whether partial or cumulative transfers are expected. The transfer plan will be signed off by INC and the third party supplier. INC will seek one test transfer of data from the supplier and confirm that the data is being transferred in the agreed format prior to production transfers being received.

Upon receipt of electronic data INC will check the file for structural integrity and cross check it with relevant CRF data. Any discrepancies found will be queried for resolution with the supplier and/or the investigator.

Query Management
Upon successful entry of the data consistency checks will be run regularly across the database. We will review the data for completeness, logical consistency and reasonability of numeric values. We will also perform a manual review of key safety data – particularly adverse events and medications. Any discrepancies found will assessed and where necessary data queries issued. All queries will be provided to clinical operations for resolution with the study site.

All queries will be uniquely numbered and tracked electronically. On receipt of resolved queries, the Clinical Data Associate will update the query log, then, edit the database and CRF as appropriate.

Computer generated query resolution is an ongoing process that begins when the first CRF is received and processed, and continues through to study completion.

Medical Coding
Medical coding of adverse events will be conducted employing the MedDRA 14.0 coding dictionary. Coding of medications will be conducted using the WHO drug dictionary Q2, 2010.

Auto-encoders will be created for the study to code all unique adverse event terms and medications. This means that common terms are coded directly from the dictionary and repetitive terms only need to be coded once. Coding commences with the clarification of any unclear adverse event or medication terms. This may involve the use of data queries. When all terms are clear the medical coder will undertake the medical coding utilizing the auto-encoder. After events and medications are coded listings of coded items are submitted for medical review and any miscoding updated. Clients may also be involved in this review process according to their preference.

Quality Control
Patient’s data will be checked according to the QC plan which will be fully detailed in the Data Validation Manual. For this study it is proposed that 100% of CRF pages be compared to the database for 10% of the patients. In addition a 100% QC of all critically defined data will be conducted as patients become frozen awaiting lock.

Database Lock
At the end of data processing, when all queries have been resolved and SAE reconciliation completed the database will be frozen. Before the database lock a final error rate will be calculated. If above 0.1% then an additional 10% of data will be QC’d and the error rate recalculated. If the error rate is still above 0.1 then 100% of the data is QC’d. When the QC has been satisfactorily completed and authorization has been received from the Customer, the database will be locked.

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

Statistics

A randomization schedule will be generated programmatically and provided as a master list to authorized personnel. Individual subjects’ blind break envelopes will be provided to the PI.

A draft Statistical Analysis Plan (SAP) will be prepared in accordance with SOPs and will include specifications for all tables, listings and figures to be produced. This will also detail how the study population will be defined for the study and how key efficacy and safety data will be analysed.

The Customer will review the draft SAP and any feedback/review will be incorporated into the final analysis plan, which will be approved by the Customer prior to the statistical analysis.

After the SAP is finalized the analysis datasets will be defined and programmed.

After database lock a review of the data and protocol violations will be conducted and patients allocated to the study populations applicable for the study.

The study blind will be broken and we will perform the SAS programming and QC processes and produce the agreed tables, listings and figures.

The statistician will analyse the data using the methods agreed in the SAP; determine the statistical results for the study, and provide text for inclusion in the study report.

A maximum of 35 tables (15 unique and 20 repeat formatted tables), 35 associated listings, 0 figures and 10 analysis endpoints are budgeted using SAS V9.2.

A Data Safety Monitoring Committee will meet after approximately 10%, 40% and 70% of total study treatment has occurred. It is anticipated that listings as described in the SAP for the final analysis will be able to be produced for these meetings. However extra programmed listings can be provided (as required) according to the unit cost of listings in the study budget.

At the end of the study INC will prepare a final statistical package including:

●	Final Statistical Analysis Plan
●	Tables, figure, and listings, in an industry-common electronic format, such as SAS, Adobe PDF or Microsoft Word, that will be mutually agreed upon prior to the transfer.
●	A summary and list of protocol deviations and other anomalies known to INC staff.

INC will provide the transfer on CD-R media

Medical Writing (Optional Service)

●
The final Clinical Study Report (CSR) for this study will be to International Conference on Harmonisation (ICH) format taking into account any relevant guidelines. The expected length of the report is 30-40 pages of prepared text plus tables and listings as appendices.

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

●	We assume one review cycle (i.e., an initial draft report is prepared for client review and following receipt of Customer comments a final report can be issued).

●	We assume that the final report is delivered to the customer in an electronic format.

●	Prana may wish to include an optional of 8 hours QA review. A quality control check is automatically incorporated.

●	Additional services (e.g., full electronic compilation) can be provided at additional cost

It is only possible to provide estimates for Medical Writing services at this stage. We will discuss specific requirements with Prana so that we can that we can tailor our services to meet the Prana’s needs. Due to the nature of Medical Writing the time required to complete a project depends on a number of factors including the CSR template to be used, the length of a document, the complexity of the study, the nature of the study results and the amount of supporting literature provided by the Customer.

The CSR can be developed using a client-provided CSR template if requested by the client but the use of INC’s CSR template has been costed in this proposal.

Expense Assumptions

INC will always obtain the best possible prices to minimise expenditure. Expenses are invoiced separately on a pass through basis and relevant receipt copies are always included, except for general expenses, as outlined below. All amounts specified are in Australian dollars.

Customer Project Team Meeting

●	INC assumes that the Customer Project Kick-off meeting will be held in Melbourne, and therefore, there will be no travel expenses.

Investigator’s Meeting Expenses

●	An Australian investigator meeting will be held in Melbourne.

Travel Related Expenses (Airfares/Accommodation/Taxis)

●	As all monitoring will be regionalised there are no travel related expenses for site visits.

Site Visit Expenses (Parking/Meals/Tolls/Incidentals)

●	An allowance of $50 per day has been estimated for site visits.

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

General Expenses/Other

●	Costs related to couriers, and teleconference call will be passed though at cost.

●
A general expense has been calculated to include photocopying (excluding ethics submission copying), stationery (files), express post costs, standard postage and communications (excluding teleconferences). This will be billed at a set rate for the duration of the study.

●	CRF printing – this has been estimated at $2,500, assuming this will be on 3 part no-carbon required (NCR) paper.

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

Attachment 2:

PROJECT BUDGET & PAYMENT SCHEDULE

1.	PAYMENT SCHEDULE AND INVOICING

Goods and Services Tax (GST)
In Australia all goods and services are subject to GST of 10%. Unless otherwise specified, fees are expressed as exclusive of Goods and Services Tax (GST). Where fees are GST exclusive and INC is liable to pay GST in respect of any Services provided pursuant to this Agreement, INC may add the GST amount to invoices provided to Customer for the Services. Provided that the relevant invoice complies with the requirements of a tax invoice to enable Customer to claim a credit or refund of GST, Customer shall pay the GST amount at the same time and in the same manner as other amounts invoiced under this Agreement.

Where the services are directly contracted by an overseas Customer GST will not be applicable.

All Clinical Services will be on a unit basis comprising of fixed units (e.g. File Management, Site Management and Management/Supervision) which will be invoiced monthly at the fixed cost as per the Cost Sheet and variable units (e.g. Site Visits), which will be invoiced according to actual number of units incurred each month.

Data Management/Statistics and Medical Writing will be invoiced on a milestone basis.

A percentage of the contract value will be payable upfront upon execution of the Work Authorisation.

If services requirements exceeding those specified in the cost estimate are required then written approval will be obtained from the Customer before conducting the additional services.

INC will invoice the Customer for Data Management/Statistics/Medical Writing according to the following schedule:

●	Execution of agreement	20%
●	Database Complete	20%
●	100% data entered	20%
●	Data base Lock	20%
●	1st Draft Study Report	10%
●	Final Study Report	10%

INC will invoice the Customer for provision of services on a monthly basis. This will include any service units incurred during the previous month.

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

All Professional Services have been adjusted to take into account standard fee reviews that would occur over the period of the trial. If the timelines extend beyond the period estimated then INC may increase fees beyond the period stated and any additional costs will be prior approved in writing by the Customer.

Disbursements will be invoiced separately on a monthly basis and will include copies of receipts where relevant.

Payment will be due within 30 days of date of invoices.
Invoices will be submitted to the following E mail address:

Email:	krowe@pranabio.com
Cc:	Peneamor@bigpond.net.au and dangus@pranabio.com

Attention:    Kerry Rowe

Payment will be made by electronic transfer as follows:

Bank Name: Bank of South Australia (A Division of St George Bank Limited)

Swift Code:

BSB (Routing Number):

Account Number:

Account Name: INCResearch Australia Pty Limited

2.	CONTACTS & COMMUNICATION

The key Customer contact person for project related issues, contract and financial issues is Pene Amor. The key contact for INC for project related matters is Belinda Fricke. The key contact for contract related matters is Garth Tierney.

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

4.1    Budget- Services

Service/Item	Comments	Responsibility	Unit	Unit Cost	Number of Units	Item Cost	AUD$
Study Start Up Activities
Study Training/ Internal Kick Off Meeting	Familiarisation, Protocol. IB, CRF, procedures etc.	CRA	per CRA	1080	1.00	1,080	‘
Essential document collection	Creation, Collection and tracking	CRA	per site	1350	3.00	4,050
Study Manual/Monitoring Manual Development		Med Writer / PM	per manual	3100	1	3,100
Study Files	Set up of study master files and Investigator site files	PA	per study	720	1.00	720
File Management	per month	PA	per month	283	24.00	6,787
						Subtotal	$15,737
Customer Project Team Meetings
Teleconference participation	25 x 1 hour Telecon, 1 CRAs	CRA	per telecon	138	25.00	3.450
						Subtotal	$3,450
Investigator’s/Monitor’s Meeting
Preparation of Presentations	Trident & Customer shared responsibility	CRA	per meeting	1620	1.00	1.620
Attendance	assume 1 day meeting, 1 CRA	CRA	per CRA	1080	1.00	1,080
						Subtotal	$2,700
Site Visits
Study Initiation	Incl. prep, travel, on-site, reporting & follow-up	CRA	per visit	1620	3.00	4,860
Monitoring Visits (1 Day visits)	Incl. prep, travel, 1 day on-site, reporting & follow-up 13 visits/site	CRA	per visit	1932	39.00	75,348
Closeout visits	Incl. prep, travel, on-site, reporting & follow-up	CRA	per visit	2070	3.00	6,210
						Subtotal	$86,418
Site Management
Site Management (October 2011 - July 2013)	per month	CRA	per month	1780	22.00	39,164
Site Management (August 2013 - September 2013)	per month	CRA	per month	828	2.00	1,656
Management/Supervision	per month	Management	per month	340	24.00	8,160
						Subtotal	$48,980
Safety Monitoring
Safety Administration	Incl. set up, maintenance and completion activities	Safety Officer		3979	1.00	3,979
Initial Receipt and handling SAEs	All events - assume 1 SAE	Safety Officer	per SAE	330	1.00	330
Medical Review of SAEs and Narrative creation	Optional - as required	Medical Monitor	per SAE	838	0,00	0
Reporting to local Authorities	Assume 1 Reportable events	Safety Officer	per SAE	660	1.00	660
Follow up of SAEs	Assume 2 hours/Follow-up/SAE, 1 Follow-ups	Safety Officer	per follow-up	330	1.00	330
Investigator Notification Letters	preparation and oversight	Safety Officer	per letter	165	1.00	165
Med Monitor Retainer (June 12 - Oct 13)		Medical Monitor	per month	419	16.00	6,704
						Subtotal	$12,167

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

Service/Item	Comments	Responsibility	Unit	Unit Cost	Number of Units	Item Cost	AUD$
Data Management & Statistics
CRF Design	25 unique pages. 80 pages of CRF and 11 pages of questionnaire. 91 Total pages. One print run.	Data Operations Assoc Manager	1 study	14520	1.00	14,520
Database design and build		DBA/CDA	1 Data set	463	25.00	11,563
Database / Consistency Check programming		DBA/CDA	1 Check	53	208.25	11,114
Data Validation Manual / Data Management Plan		CDA	1 DVM/DMP	3400	1.00	3.400
Data entry	Double Data Entry 40 patients × 80 CRF pages plus 40 × 11 questionaires=3640 total pages. Cost per extra page=5.87	DE	1 page	6	3640.00	21,385
Medical Coding	MedDRA - AE, WHO - Drug	DBA/CDA	1 Coded term	6	800.00	5,036
Data Cleaning / Monitoring	3200 CRF pages. Cost per extra page=$5.10 224 Queries. Cost per extra query=$42.50	CDA	1 study	29617	1.00	29,617
Quality Control	10% of all patients, 100% of all critical data (15% critical / 85% non critical)	CDA	1 page	3	811.40	2,391
Import laboratory data	1 central lab	DBA/CDA	1 study	3680	1.00	3,680
Data exports	Assume 2 exports	DBA	1 export	360	2.00	720
Database maintenance	Study Duration = 18 months	DBA	1 month	0	18.00	4,320
DM & Statistics - Project Management	Client meetings & corresp, DM metrics. 1hrs/month x 18 months	DM	1 month	120	18.00	1,530
Input to protocol	Text and sample size calcualtion / power	Statistician	1 hour	200	4,00	800
Generation of Randomisation schedule	1 Schedule. 40 Envelopes. Cost per	Statistician	1	1175	1.00	1,175
Statistical Analysis Plan	Includes text and table and Isting shells	Statistician	1 Statistical	5840	1.00	5,840
Identify Protocol Deviations and define Analysis	Unblinding, Protocol deviations and	Statistician	1 study	1600	1.00	1,600
Analysis Datasets	Specification, Programming & QC	SAS Programmer	1 study	4800	1.00	4,800
Production of Tables & Listings	15 Unique tables. Cost per extra $720 20 Repeat tables. Cost per extra $240 0 Figures. Cost per extra S420 35 Listings. Cost per extra S300	SAS Programmer	1 study	26100	1.00	26,100
Statistical Analysis	10 analysis endpoints. Cost per extra $400	Statistician	1 analysis endpoint	400	10.00	4,000
Provision of data to DSMB	Assumes interim running and QC of 6 TFLs in row ‘Programming Tables and listings.	Statistician	1 meeting	960	3.00	2,880
Input to Final report	Text for inclusion in study report.	Statistician	1 hour	2400	1.00	2,400
						Subtotal	$158,869
Medical Writing (Optional)
Clinical study report (CSR)		Medical Writer	per CSR	22497	1.00	22,497
QA review of CSR	Optional for Client	Medical Writer	per CSR	2769	1.00	2,769
						Subtotal	$25,266

						TOTAL	$353,588

WA002 PBT2-204 (800089) V4, 2nd April 2012

Prana Biotechnology Limited

4.2    Budget- Expenses

Expense/Item	Comments	Unit Cost	Number of Units	Item Cost AUD$	AUD$
Site Visits
Other Site visit Costs	Parking/tolls/meals and incidentals for site visits	$50/day	45.00	2,250
				Subtotal	$2,250
General Expenses
General Expenses - Couriers, Postage, Telecommunications, Copying, stationery (files)	$70/site/month, 3 sites for 25 months	$210/month	25	5,250
CRF Printing		$2,500	1	2,500
				Subtotal	$7,750

				TOTAL	$10,000

WA002 PBT2-204 (800089) V4, 2nd April 2012

27 June 2012

1st Amendment to Work Order # 800089 (PBT2-204)

This 1st Amendment to Work Order (hereinafter “Work Order”) is between Prana Biotechnology Limited (hereinafter “Sponsor”) with principal offices located at Level 2, 369 Royal Parade, Parkville, VIC 3052, Australia and INCResearch Australia Pty Limited, together with its parent company, subsidiaries and legal affiliates (hereinafter “INC Research”) with offices located at 124 Lipson Street, Port Adelaide SA 5015 Australia and relates to the Master Services Agreement effectively dated 28th September 2011 which expressly incorporates this Work Order hereto by reference into the Master Services Agreement. Pursuant to the Master Services Agreement, INC Research has agreed to perform certain services in accordance with written work orders, such as this one, entered into from time to time describing such services.

Study Title:
Randomised, Double-blind, Placebo-controlled, Parallel-group, Phase 2 Study to Evaluate the Effect of One Dose of PBT2 (250mg daily) for 52 weeks on Ab Deposition in the Brains of Patients with Mild Alzheimer’s Disease Compared to Placebo and to Evaluate the Safety and Tolerability of PBT2 (250mg daily) for 52 weeks in Patients with Mild Alzheimer’s Disease

The parties hereby agree as follows:

Amendment Summary:

Agreement	Details
Original Agreement	WA002
Date of Original Agreement	Version 4, doted 2nd April 2012
Amendment number	Amendment #1
Version & Date of Amendment	Version 2, doted 27th June 2012
Project ID (INC internal code)	800089
Client	Prono Biotechnology Limited
Client Project Code	PBT2-204
Description of Amendment	● Additional 2 sites – RMH and Geelong Private
● 1 additional CRA
● Reduction in 1 day Monitoring visits
● Addition of 2 day Monitoring visits
● Deletion of Medical Monitor retainer
● Site Management adjustment

Prana 800089 (PBT2-204) version 2, 27th June 2012

Costs Implication for Amendment	Direct Costs (Services)
	●	Study Training for additional 1 CRA @ $540/CRA = $540.00
	●	Additional 2 Sites Essential Document Collection @ $1350/site = $2,700.00
	●	Additional 14 months File Management for 2 new sites @ $283/month = $3,959.00
	●	16 x 1 hour Teleconference participation for additional 1 CRA @ $138/telecom = $2,208.00
	●	2 additional Study Initiation Visits @ $1620/visit = $3,240.00
	●	Reduction of 19 x 1 day monitoring visits @ $1932/visit = -$36,708.00
	●	15 x 2 day monitoring visits @ $3174/visit = $47,610.00
	●	2 additional Close out Visits @ $2070/visit = $4,140.00
	●	Addition of 2 months of Site Management for 1 site @ $593.50/month = $1,187.00
	●	Addition of 6 months of Site Management for 2 sites @ $1187/month = $7,121.00
	●	Reduction in 8 months of Site Management of 3 sites @ $1780/month = -$14,240.00
	●	12 months Site Management for 2 new sites @ $1187/month = $14,242.00
	●	2 months Site Management for 2 new sites @ $552/month = $1,104.00
	●	Deletion of Medical Monitor retainer = -$6,704.00
- Total Cost $30,398.00
Indirect Costs (Expenses)
	●	15 days of additional Other Site Visit costs @ $50/day = $750.00
	●	Additional General Expenses for 2 new sites for 16 months @ $140/month = $2,240.00
- Total Cost = $2,990.00
Total Cost Implication for Amendment	$33,388.00

Prana 800089 (PBT2-204) version 2, 27th June 2012

Budget Summary:

Work Order	Services	Expenses	Total Contract
Original Work Order	$353,588.00	$10,000.00	$363,588.00
Amendment #1	$30,398.00	$2,990.00	$33,388.00
Revised Contract Value	$383,986.00	$12,990.00	$396,976.00

Details of Amendment 1

Assumption - General Services

GENERAL
Phase	II
Number of Study Sites + Location	5 sites in Melbourne
Number of Subjects Screened	Not Specified
Number of Subjects Randomised	40
Local Study Sponsor – Australia	Prana
SOPs to be Used	INC
CLINICAL
Site Identification	Sites have been identified by Prana
Investigator Meeting (length, location)	1 day meeting in Melbourne
Monitoring Frequency or Total No. Visits/Site	4 x 1 day visits and 3 x 2 day visit per site
Paper or eCRF	Paper
No. CRF pages/Subject	80 pages
% SDV	100
Monitor Location	Melbourne x 2
Project Manager	Prana
SAFETY REPORTING and MEDICAL MONITORING
No. (%) of SAEs Expected	Assume 1
SAEs Initially Reported to...	INC
SAE Reporting to Local Regulatory Authority	INC
Medical Monitor	Prana (INC as back up)
BIOMETRICS
CRF Design	INC
Medical Coding of Adverse Events	MedDra
Medical Coding Medications	WHO Drug
Data Entry	Double DE
Number of Datasets	25
No. of Check Programs per panel	7

Prana 800089 (PBT2-204) version 2, 27th June 2012

Expected Query rate	7 queries per 100 pages
Laboratory data	Central labs: Safety data (electronic) Local labs: None
Exports	2 (draft and final)
Frequency of Reporting	Monthly Data Management Metrics
DSMC requirements	3 (10%, 40%, 70%)
Statistics tasks	Input to Protocol, Randomisation, Statistical Analysis Plan, Statistical Analyses, DSMB, Statistical Text for CSR

Amendment 1 to Budget Services

Service/Item	Comments	Responsibility	Unit	Unit Cost	Number of Units	Item Cost	AUD$
Study Start Up Activities
Study Training/ Internal Kick Off Meeting	Familiarisation, Protocol, IB, CRF, procedures etc.	CRA	per CRA	1080	1.00	1,080
Study Training	Familiarisation etc.	CRA	per CRA	540	1.00	540
Essential document collection	Creation, Collection and tracking	CRA	per site	1350	5.00	6,750
Study Manual/Monitoring Manual Development		Med Writer / PM	per manual	3100	1	3,100
Study Files	Set up of study master files and Investigator site files	PA	per study	720	1.00	720
File Management	per month	PA	per month	283	24.00	6,787
File Management - 2 new sites	per month from August 2012	PA	per month	283	14.00	3,959
						Subtotal	$22.937
Customer Project Team Meetings
Teleconference participation	25 x 1 hour Telecon, 1 CRAs	CRA	per telecon	138	25.00	3,450
Teleconference participation	16 x monthly hour Telecon, 1 CRA	CRA	per telecon	138	16.00	2,208
						Subtotal	$5,658
Investigator’s Monitor’s Meeting
Preparation of Presentations	Trident & Customer shared responsibility	CRA	per meeting	1620	1.00	1,620
Attendance	assume 1 day meeting, 1 CRA	CRA	per CRA	1080	1.00	1,080
						Subtotal	$2,700
Site Visits
Study Initiation	Incl. prep, travel, on-site, reporting & follow-up	CRA	per visit	1620	5.00	8,100
Monitoring Visits (1 Day visits)	Incl. prep, travel, 1 day on-site, reporting & follow-up 4 visits/site	CRA	per visit	1932	20.00	38,640
Monitoring Visits (2 Day visits)	Incl. prep, travel, 2 day’s on-site, reporting & follow-up 3 visits/site	CRA	per visit	3174	15.00	47,610
Closeout visits	Incl. prep, travel, on-site, reporting & follow-up	CRA	Per visit	2070	5.00	10,350
						Subtotal	$104,700
Site Management
Site Management (October 2011 - Nov 2011)	1 site	CRA	per month	593	2.00	1,187
Site Management (Dec 2011 - May 2012)	2 sites	CRA	per month	1187	6.00	7,121
Site Management (June 2012 - July 2013)	3 sites	CRA	per month	1780	14.00	24,923
Site Management (August 2012 - July 2013)	per month - 2 new sites	CRA	per month	1187	12.00	14,242
Site Management (August 2013 - September 2013)	3 sites	CRA	per month	828	2.00	1,656
Site Management (August 2013 - September 2013)	per month - 2 new sites	CRA	per month	552	2.00	1,104
Management/Supervision	per month	Management	per month	340	24.00	8,160
						Subtotal	$58,392
Safety Monitoring
Safety Administration	Incl. set up, maintenance and completion activities	Safety Officer		3979	1.00	3,979
Initial Receipt and handling SAEs	All events - assume 1 SAE	Safety Officer	per SAE	330	1.00	330
Medical Review of SAEs and Narrative creation	Optional - as required	Medical Monitor	per SAE	838	0.00	0
Reporting to local Authorities	Assume 1 Reportable events	Safety Officer	per SAE	660	1.00	660
Follow up of SAEs	Assume 2 hours/Follow-up/SAE, 1 Follow ups	Safety Officer	per follow-up	330	1.00	330
Investigator Notification Letters	preparation and oversight	Safety Officer	per letter	165	1.00	165
						Subtotal	$5,464

Prana 800089 (PBT2-204) version 2, 27th June 2012

Service/Item	Comments	Responsibility	Unit	Unit Cost	Number of Units	Item Cost	AUD$
Data Management & Statistics
CRF Design	25 unique pages. 80 pages of CRF and 11 pages of questionnaire. 91 Total pages. One print run.	Data Operations Assoc Manager	1 study	14520	1.00	14,520
Database design and build		DBA/CDA	1 Data set	463	25.00	11,563
Database / Consistency Check programming		OBA/CDA	1 Check	53	208.25	11,114
Data Validation Manual / Data Management Plan		CDA	1 DVM/DMP	3400	1.00	3,400
Data entry	Double Data Entry 40 patients x 80 CRF pages plus 40 x 11 questionaires=3640 total pages. Cost per extra page=5.87	DE	1 page	6	3640.00	21,385
Medical Coding	MedDRA - AE, WHO - Drug	DBA/CDA	1 Coded term	6	800.00	5,036
Data Cleaning / Monitoring	3200 CRF pages. Cost per extra page=$5.10 224 Queries. Cost per extra query=$42.50	CDA	1 study	29617	1.00	29,617
Quality Control	10% of all patients, 100% of all critical data (15% critical / 85% non critical)	CDA	1 page	3	811.40	2,391
Impart laboratory data	1 central lab.	DBA/CDA	1 study	3680	1.00	3,680
Data exports	Assume 2 exports	DBA	1 export	360	2.00	720
Database maintenance	Study Duration = 18 months	DBA	1 month	0	18.00	4,320
DM & Statistics - Project Management	Client meetings & corresp, DM metrics. 1hrs/month x 18 months	DM	1 month	120	18.00	1,530
Input to protocol	Text and sample size calcualtion / power	Statistician	1 hour	200	4.00	800
Generation of Randomisation schedule	1 Schedule. 40 Envelopes. Cost per	Statistician	1	1175	1.00	1,175
Statistical Analysis Plan	Includes text and table and Isting shells	Statistician	1 Statistical	5840	1.00	5,840
Identify Protocol Deviations and define Analysis	Unblinding. Protocol deviations and	Statistician	1 study	1600	1.00	1,600
Analysis Datasets	Specification, Programming & QC	SAS Programmer	1 study	4800	1.00	4,800
Production of Tables 4 Listings	15 Unique tables. Cost per extra $720 20 Repeat tables. Cost per extra $240 0 Figures. Cost per extra $420 35 Listings, Cost per extra $300	SAS Programmer	1 study	26100	1.00	26,100
Statistical Analysis	10 analysis endpoints. Cost per extra $400	Statistician	1 analysis endpoint	400	10.00	4,000
Provision of data to DSMB	Assumes interim running and QC of 6 TFLs in row Programming Tables and listings.	Statistician	1 meeting	960	3.00	2,880
Input to Final report	Text for inclusion in study report.	Statistician	1 hour	2400	1.00	2,400
						Subtotal	$158,869
Medical Writing (Optional)
Clinical study report (CSR)		Medical Writer	per CSR	22497	1.00	22,497
QA review of CSR	Optional for Client	Medical Writer	per CSR	2769	1.00	2,769
						Subtotal	$25,266

						TOTAL	$383,986

Amendment 1 to Budget Expenses

Expense/Item	Comments	Unit Cost	Number of Units	Item Cost AUD$	AUD$
Site Visits
Other Site visit Costs	Parking/tolls/meals and incidentals for site visits	$50/day	60.00	3,000
				Subtotal	$3,000
General Expenses
General Expenses - Couriers, Postage, Telecommunications, Copying, stationery (files)	$70/site/month, 3 sites for 25 months	$210/month	25	5,250
General Expenses - Couriers. Postage, Telecommunications, Copying, stationery (files)	$70/site/month, 2 new sites for 16 months	$140/month	16	2,240

CRF Printing		$2,500	1	2,500
				Subtotal	$9,990

				TOTAL	$12,990

Prana 800089 (PBT2-204) version 2, 27th June 2012

IN WITNESS WHEREOF, the undersigned have caused this Work Order to be executed by a duly authorized individual on behalf of each requisite party effective as of the day and year last written below. In the event that the parties execute this Work Order by exchange of electronically signed copies or facsimile signed copies, the parties agree that, upon being signed by both parties, this Work Order shall become effective and binding and that facsimile copies and/or electronic signatures will constitute evidence of the existence of this Work Order with the expectation that original documents may later be exchanged in good faith. Thereafter, the parties agree that in connection with request for information that either party may need from the other related to the Services provided hereunder, both parties expressly permit communication via facsimile to the extent allowed by applicable laws and regulations to be disseminated in that manner.

Prana Biotechnology Limited

By:

Name:	Dianne Angus

Title:	Chief Operating Officer

Date:	13 July 2012

INCResearch Australia Pty Limited

By:

Name:	Garth Tierney

Title:	Regional General Manager, Australia and South East Asia

Date:	19 July 2012

Prana 800089 (PBT2-204) version 2, 27th June 2012

CHANGE ORDER N°1 to Work Order #1000504

This Change Order number 1 to Work Order #1000504 (hereinafter “Change Order”) is made and entered into as of the date of last signature (hereinafter “Effective Date”) by and between Prana Biotechnology Limited (hereinafter “Sponsor”) with an office located at Level 2, 369 Royal Parade, Parkville VIC 3052, Australia and INCResearch Australia Pty Limited, together with its parent company, subsidiaries and legal affiliates (hereinafter “INC Research”) with principal offices located at 124 Lipson Street, Port Adelaide SA 5015, Australia.

RECITALS

WHEREAS, Sponsor and INC Research have entered into Work Order #1000504 (hereinafter “Agreement”) to perform Services for Protocol # PBT2-203 for study entitled: A Randomized, Double-blind, Placebo-controlled Study to Assess the Safety and Tolerability, and Efficacy of PBT2 in Patients with Early to Mid-stage Huntington Disease (hereinafter “Study”), which was signed by Sponsor and INC Research on 14th August 2012, and

WHEREAS, during the course of the performance of the Study, Sponsor and INC Research have identified changes in assumptions; and

WHEREAS, Sponsor desires to retain additional services from INC Research and INC Research desires to supply such services to Sponsor under the terms and conditions set forth herein; and

WHEREAS, Sponsor and INC Research agree that all other terms and conditions of the Agreement shall remain in full force and effect, unless specifically agreed otherwise in this Change Order; and

WHEREAS, Sponsor and INC Research agree that the services and costs covered by this Change Order are additional to the services and costs covered by the Agreement;

NOW THEREFORE, subject to the terms, conditions and covenants hereinafter set forth, INC Research and Sponsor agree as follows:

SECTION l: CHANGES IN SCOPE

This section contains an overview of the changes in assumptions, timelines, and revision in Scope of services. In summary, this Change Order mainly reflects the following changes:

Direct Costs
●	Addition of seven (7) x One Day Monitoring Visits, to be invoiced only if required.
●	Addition of eight (8) x Two Day Monitoring Visits, to be invoiced only if required.
●	Addition of one (1) x Four Day Monitoring Visit.
●	Addition of nine (9) x Serious Adverse Events (SAE) Notifications, to be invoiced only if required.
●	Addition of four (4) x Reporting to Local Authorities of SAEs, to be invoiced only if required.
●	Addition of 6 Monthly Suspected Unexpected Serious Adverse Reaction (SUSAR) Line Listings time for Safety Officer, to be invoiced only if required.

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, l0th April 2013

INC Research, LLC Change Order Form

Indirect Costs
●    Addition of twenty-seven (27) x Other Site Visit Costs.

The parties hereby agree the total cost associated with this Change Order is AUD $48,505.00.

SECTION II: COSTS OVERVIEW

The additional deliverables and tasks performed by INC Research are specified in Attachment A. This Attachment includes an overview of the total prices of deliverables in the original agreement and previous change orders, and an overview of the additional total prices of the new deliverables and services. The total amount of all contracted deliverables (original agreement including all change orders) is shown in Attachment A.

A summary of both direct and indirect costs related to the original agreement and all changes in scope as occurred is provided in the table below:

	Effective Date	Direct Costs AUD$	Indirect Costs AUD$	Grand Total AUD$
Original Contract	14th August 2012	$263,821.00	$17,100.00	$280,921.00
Change Order # 1	Upon Execution	$47,155.00	$1,350.00	$48,505.00
Total Contract Value		$310,976.00	$18,450.00	$329,426.00

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, l0th April 2013

Revised Direct Costs

Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost (AUD$)	CO#1 Item Cost (AUD$)	TOTAL COST AUD$
Study Start Up Activities
Study Training/Internal Kick Off Meeting	Familiarisation, Protocol, IB	CRA	per CRA	1123	3	0	3,370	0
Study Training/Internal Kick Off Meeting	Familiarisation, Protocol, IB	PM	per PM	1290	1	0	1,290	0
Essential Document Collection	Creation, Collection and Tracking	CRA	per site	1123	5	0	5,616	0
Study Files	Set-up of Study Master Files and Investigator Site Files	PA	per study	749	1	0	749	0
CRA Administration (March 2012 -May 2012)	Communications - Customer, Site, Project Manager	CRA	per month	3019	3	0	9,056	0
						Subtotal	20,080	0	$20,080
Customer Project Team Meetings
Customer Kick-off Meeting	Teleconference	PM	per PM	322	1	0	322	0
Sponsor Teleconference Participation	21 x 1 hour Telecon	PM	per telecon	165	21	0	3,456	0
						Subtotal	3,778	0	$3,778
Investigator’s/Monitor’s meeting
Travel Time	4 hours Return	PM	per PM	645	1	0	645	0
Travel Time	8 hours Return	CRA	per CRA	1123	1	0	1,123	0

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, 10th April 2013

INC Research, LLC Change Order Form
Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost (AUD$)	CO#1 Item Cost (AUD$)	TOTAL COST AUD$
Attendance	Assume 1.5 day Meeting, 1 PM	PM	per PM	1934	1	0	1,934	0
Attendance	Assume 1.5 day Meeting, 2 CRAs	CRA	per CRA	1685	2	0	3,370	0
						Subtotal	7,072	0	$7,072
Site Visits
Study Initiation	Includes Preparation, Travel, Time On-site, Reporting and Follow-up	CRA	Per visit	1404	5	0	7,020	0
Monitoring Visits (1 Day Visits)	Including Preparation, Travel, 1 day On-site, Reporting and Follow-up - only if required	CRA	Per visit	1579	25	7	39,478	11,054
Monitoring Visits (2 Day Visits)	Including Preparation, Travel, 2 days On-site, Reporting and Follow-up - only if required	CRA	Per visit	3015	0	8	0	24,117
Monitoring Visits (4 Day Visits)	Including Preparation, Travel, 4 days On-site, Reporting and Follow-up	CRA	per visit	5886	0	1	0	5,886
Closeout Visits	Includes Preparation, Travel, Time On-site, Reporting and Follow-up	CRA	per visit	1752	5	0	8,761	0
		-			-	Subtotal	55,258	41,057	$96,315
Site Management
Site Management (June 2012 -September 2013)	per Month	CRA	per month	3086	16	0	49,383	0

Site Management (October 2013 - November 2013)	per Month	CRA	Per month	1460	2	0	2,920	0
						Subtotal	52,303	0	$52,303

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, l0th April 2013

INC Research, LLC Change Order Form

Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost (AUD$)	CO#1 Item Cost (AUD$)	TOTAL COST AUDS
Project Management
Local Coordination/Supervision (March 2012 - May 2012)	per Month	PM	per month	5158	3	0	15,475	0
Local Coordination/Supervision (June 2012 - September 2013)	per Month	PM	per month	3296	16	0	52,743	0
Local Coordination/Supervision (October 2013 - November 2013)	per Month	PM	per month	3353	2	0	6,706	0

Project Assistance (March 2012 - November 2013)	per Month	PA	per month	2054	21	0	43,144	0
						Subtotal	118,068	0	$118,068
Safety Monitoring
Safety Administration	Includes Set-up, Maintenance and Completion Activities	Safety Officer	per study	4597	1	0	4,597	0
Handling of SAEs (Notifications)	All Events - Assume 10	Safety Officer	per SAE	330	1	9	330	2,967
Medical Review of SAEs and Narrative Creation	All Events - Assume 1 SAE	Medical Monitor	per SAE	851	1	0	851	0
Reporting to Local Authorities	All Events - Assume 5	Safety Officer	per SAE	659	1	4	659	2,637
6-Monthly SUSAR Line Listing	Preparation, distribute and tracking	Safety Officer	per study	494	0	1	0	494
Safety Management Plan (review)		Safety Officer	per study	659	1	0	659	0

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, l0th April 2013

INC Research, LLC Change Order Form
Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost (AUD$)	CO#1 Item Cost (AUD$)	TOTAL COST AUD$
Teleconference	Assume 1 hour teleconference	Safety Officer	per telecon	165	1	0	165	0
						Subtotal	7,261	6,098	$13,360

						TOTAL	263,821	47,155	$310,976

Revised Indirect Costs

Expense/Item	Comments	Unit Cost	Original Number of Units	CO#1 Number of Units	Original Item Cost AUD$	CO#1 Item Cost AUD$	TOTAL COST AUD$
Investigator’s/Monitor’s Meeting Attendance
	Airfares, accommodation &
Travel/Attendance Costs	meals provided by Client, $500 - taxis, currency exchange, meals in transit, phone	$500/person	2	0	1,000	0
				Subtotal	1,000	0	$1,000
Site Visits
Other Site visit Costs	Parking/tolls/meals and incidentals for site visits	$50/day	35	27	1,750	1,350
				Subtotal	1,750	1,350	$3,100
General Expenses
Couriers, Express Post, Teleconferences		$7,000	1	0	7,000	0

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, l0th April 2013

INC Research, LLC Change Order Form
Copying (Excluding ethics submissions), postage, telecommunications (excluding teleconferences), stationery (files)	$70/site/month, 5 sites for 21 months	$350/month	21	0	7,350	0
				Subtotal	14,350	0	$14,350
				TOTAL	17,100	1,350	$18,450

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, l0th April 2013

SIGNATURE

COUNTERPARTS. This Change Order may be signed in counterparts and said counterparts shall be treated as though signed as one document. The parties acknowledge legal validity of facsimile, portable document format or other commercially acceptable electronic exchange of copies of the documents, which are essential for Change Order execution. A party which uses a facsimile, portable document format or other commercially acceptable electronic exchange copy of an authorized person’s signature in the documents guaranties its authenticity.

IN WITNESS WHEREOF, the undersigned have caused this Change Order to be executed by a duly authorized individual on behalf of each requisite party effective as of the day and year last written below.

Prana Biotechnology Limited	INCResearch Australia Pty Limited

Signature By:	Signature By:
DIANNE ANGUS	Garth Tierney
Name (print)	Name (print)
C.O.O	Executive Vice President, Asia/Pacific
Title	Title
16/April/2013	24/04/2013
Date	Date

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, l0th April 2013